UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Presstek, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held June 7, 2005 at 9:00 A.M.
PRESSTEK, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
OUTSTANDING STOCK AND VOTING RIGHTS
VOTING PROCEDURES AND REVOCABILITY OF PROXIES
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
BOARD OF DIRECTORS AND COMMITTEE INDEPENDENCE
COMMUNICATIONS WITH THE BOARD
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OPTIONS AND STOCK PLANS
EQUITY COMPENSATION PLAN INFORMATION
REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
OTHER MATTERS
INCORPORATION BY REFERENCE
EXPENSES AND SOLICITATION

PRESSTEK, INC.
55 Executive Drive
Hudson, New Hampshire 03051
May 2, 2005
Dear Fellow Stockholders:
      You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Tuesday, June 7, 2005 at 9:00 A.M. local time, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036.
      The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.
      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, we urge you to complete, sign, date and return your proxy card in the envelope provided. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place South, 8th Floor, New York, NY, 10004.
      Your vote is very important, and we will appreciate a prompt return of your proxy by mail, telephone or the Internet. We hope to see you at the meeting.

Cordially,

Edward J. Marino
President and
Chief Executive Officer

Moosa E. Moosa
Executive Vice President
Chief Financial Officer

PRESSTEK, INC.
55 Executive Drive, Hudson, New Hampshire 03051
Telephone: 603-595-7000
Fax: 603-595-2602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 7, 2005 at 9:00 A.M.

To the Stockholders of PRESSTEK, INC.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the “Company” or “Presstek”) will be held on Tuesday, June 7, 2005, at 9:00 A.M. local time, at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036, to consider and to vote upon the following proposals:

1.	To elect seven (7) Directors to serve until the next annual meeting of stockholders;

2.	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.
      Only stockholders of record at the close of business on April 18, 2005, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment or postponement thereof.

By order of the Board of Directors,

Edward J. Marino
President and Chief Executive Officer

Moosa E. Moosa
Executive Vice President
Chief Financial Officer
May 2, 2005
PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE AS SET FORTH HEREIN, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PRESSTEK, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, June 7, 2005
       This proxy statement is being furnished to holders of common stock, $.01 par value per share (the “Common Stock”) of Presstek, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the annual meeting of the Company’s stockholders to be held on Tuesday, June 7, 2005, at 9:00 A.M. local time, and at any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is to be held at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036. The Company’s Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended January 1, 2005, is being mailed contemporaneously with this proxy statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about May 2, 2005.
      The purpose of the Annual Meeting is to consider and vote on the following proposals:

1.	To elect seven (7) Directors to serve until the next annual meeting of stockholders;

2.	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
      The address and telephone number of the principal executive office of the Company are:

55 Executive Drive
Hudson, New Hampshire 03051
(603) 595-7000
OUTSTANDING STOCK AND VOTING RIGHTS
      The Board has fixed the close of business on April 18, 2005 as the record date (the “Record Date”) for the determination of the Company’s stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 35,040,210 shares of the Company’s Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.
VOTING PROCEDURES AND REVOCABILITY OF PROXIES
      Proxies in the accompanying form, properly executed and returned to the management of the Company by mail, telephone or the Internet, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notice of revocation of the proxy delivered to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.
      The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock as of the Record Date, is necessary to establish a quorum for the transaction of business at the Annual Meeting. The directors will be elected by the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote at the Annual Meeting. Each holder of Common Stock will be entitled to one vote per share of Common Stock held by such holder. Votes will be counted and certified by one or more Inspector(s) of Election who are appointed by the Company to serve in that capacity. In accordance with Delaware General Corporation Law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the Annual Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.
      The proxies received by the management of the Company will be voted in accordance with the instructions contained therein. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted FOR the matter in question.
PROPOSAL 1
ELECTION OF DIRECTORS
      The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director’s earlier resignation or removal.
      The Board currently consists of seven (7) directors. The Board has nominated and recommended to the stockholders that the seven (7) persons listed below be elected to hold office until the next annual meeting of stockholders and until a successor is elected and qualified or until the director’s earlier resignation or removal. The proxies granted by stockholders will be voted for the election, as directors of the Company, of such persons listed below, unless a proxy specifies that it is not to be voted in favor of a particular nominee. Proxies cannot be voted for a greater number of persons than the number of nominees listed below. In the event any of the nominees listed below are unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board. Each of the persons named below has indicated to the Board that he or she will be available to serve, and the Board knows of no reason why such nominee is unwilling or unable to serve.

Name of Nominee	Age	Position

Edward J. Marino	54	President and Chief Executive Officer, Director
John W. Dreyer	67	Lead Director
Daniel S. Ebenstein	62	Director
Dr. Lawrence Howard	52	Director
Michael D. Moffitt	65	Director
Steven N. Rappaport	56	Director
Donald C. Waite, III	63	Director
      The information below sets forth for each nominee, such person’s principal occupation during the past five years, and certain other information.
      Edward J. Marino was appointed President and Chief Executive Officer of the Company in April 2002. He has been a director of the Company since November 1999. From January 2000 to April 2002, Mr. Marino was President and Chief Executive Officer of Lightning Source, Inc., an electronic publishing firm. From January 1997 to October 1999, he served as President of Danka Services International, an international provider of document management outsourcing services. From April 1990 to January 1997, he served as Vice President of U.S. Sales and Operations for the Professional Imaging division of Eastman Kodak Company.

      John W. Dreyer has been a director of the Company since February 1996 and the Company’s Lead Director since March 2005. Mr. Dreyer was employed by Pitman Company (“Pitman”), one of the largest graphic arts and image suppliers in the United States, from 1965 until his retirement on December 31, 2000. Mr. Dreyer served as Pitman’s President from 1977 to 1999, and also served as its Chief Executive Officer and Chairman of the Board from 1978 until his retirement. Mr. Dreyer was also a director of Applied Graphics Technologies Inc. (“AGT”), a publicly traded company until October 2003. Mr. Dreyer resigned from AGT’s board of directors on October 10, 2003.
      Daniel S. Ebenstein has been a director of the Company since November 1999. Since 1968, Mr. Ebenstein has been practicing intellectual property law at the New York law firm of Amster, Rothstein & Ebenstein and has been a partner of that firm since 1972.
      Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993, as President of the Company from June 1988 to November 1992, and Vice President of the Company from October 1987 to June 1988. Since March 1997, Dr. Howard has been a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company (“HVP”). Since March 1997, Dr. Howard has also been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to HVP. Since November of 2000, Dr. Howard has been a General Partner of Hudson Venture Partners II, and a limited partner of Hudson Venture II, L.P.
      Michael D. Moffitt has been a director of the Company since July 2000. From March 1989 to the present, Mr. Moffitt has been employed as a consultant and investment adviser. From February 2000 to July 2001, Mr. Moffitt was employed as President and Chief Operating Officer of Solar Communications, Inc., a printing and direct marketing service firm. From August 1994 to January 1999, Mr. Moffitt was employed as President and Chief Executive Officer of Century Graphics, a retail insert printing company. From March 1987 to March 1989, Mr. Moffitt was employed as Director of Information Services at Arthur D. Little, Inc. Mr. Moffitt was employed by R.R. Donnelley & Sons Company for 22 years in a variety of management roles, including Senior Vice President, Electronic Graphics Group.
      Steven N. Rappaport has been a director of the Company since November 2003. Since July 2002, Mr. Rappaport has been a partner of RZ Capital, LLC, a private investment firm that also provides administrative services for a limited number of clients. From March 1995 to July 2002, Mr. Rappaport was Director, President and Principal of Loanet, Inc., an online real time accounting service used by brokers and institutions to support domestic and international securities borrowing and lending activities. Loanet, Inc. was acquired by Sunguard Data Systems in May 2001. From March 1992 to December 1994, Mr. Rappaport was Executive Vice President of Metallurg, Inc. and President of Metallurg’s subsidiary, Shieldalloy Corporation. He served as Director of Metallurg, Inc. from 1985 to 1998. From March 1987 to March 1992, Mr. Rappaport was Director, Executive Vice President and Secretary of Telerate, Inc., an electronic distributor of financial information. Telerate was acquired by Dow Jones over a number of years commencing in 1985 and culminating in January 1990, when it became a wholly owned subsidiary. Mr. Rappaport practiced corporate and tax law at the New York law firm of Hartman & Craven from August 1974 to March 1987. He became a partner in the firm in 1979.
      Donald C. Waite, III has been a director of the Company since July 2002. Since February 2002, Mr. Waite has been the Director of the Executives-in-Residence Program and an Adjunct Professor at Columbia Graduate School of Business. Mr. Waite was employed as an executive with McKinsey & Company, an international management consulting firm, from 1966 until his retirement in February 2002. He remains a member of the McKinsey Investment Committee and the McKinsey Advisory Council. From June 1996 to February 2002, Mr. Waite was one of the three members of McKinsey’s Office of the Managing Director, and Chairman of McKinsey’s Investment Committee and Compensation Committee. Mr. Waite is also a member of the board of directors of Guardian Life Insurance Company of America.
      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS.

COMPENSATION OF DIRECTORS
      Pursuant to the Company’s compensation arrangement for non-employee directors for 2004, each non-employee director of the Company, in his or her capacity as such and in addition to reimbursement of applicable expenses, received:

1.	A $10,000 annual retainer paid on the first day of July.

2.	Compensation for attendance at meetings in the amount of (i) $1,000 for attendance at each in-person meeting of the Board, (ii) $500 for attendance at each telephonic meeting of the Board, and (iii) $500 for attendance at each meeting of a committee of the Board. Compensation for meeting attendance was paid to non-employee directors on a quarterly basis.

3.	Upon joining the Board, each new non-employee director was granted an option to purchase 25,000 shares of the Company’s Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date the option was granted. These options will be fully exercisable on the first anniversary of the date of grant.

4.	On the first business day of July, each non-employee director who remained on the Board was granted an option to purchase 7,500 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on that date. These options will be fully exercisable on the first anniversary of the date of grant.
      On April 7, 2005, the Board voted to revise the Board compensation arrangement for non-employee directors, effective for fiscal 2005. Under the revised compensation arrangement, each non-employee director of the Company will receive an annual retainer of $22,500 on the first day of July. Each non-employee director will also be paid all fees related to their attendance and/or participation at Board or committee meetings. Non-employee directors will receive compensation for attendance and/or participation at meetings in the amount of (i) $1,500 for each in-person meeting of the Board, (ii) $500 for each telephonic meeting of the Board, (iii) $500 for each meeting of a committee of the Board (with the exception of the Compensation, Nominating and Corporate Governance and Audit Committees), (iv) $1,000 for each meeting of the Compensation and Nominating and Corporate Governance Committees, and (v) $1,500 for each meeting of the Audit Committee. The Chairman of the Audit Committee will also receive an annual retainer of $7,500, to be paid on the first day of July each year during his term. Each newly elected director will continue to be granted an option to purchase 25,000 shares of the Company’s Common Stock, as described above. In addition to the option to purchase 7,500 shares of the Company’s Common Stock granted annually to each re-elected director, as described above, each such director will receive each year on the first business day of July an additional grant of an option to purchase 7,500 shares of the Company’s Common Stock at an exercise price per share equal to the closing price of the Common Stock on that date, which will be fully exercisable on the first anniversary of the date of grant.
      The Board of Directors has also created the position of Lead Director, to be selected from among the directors serving on the Board. On March 21, 2005, the Board appointed John W. Dreyer to serve as Lead Director. The Lead Director assists the Board of Directors in managing, coordinating and responding to issues relating to corporate governance, setting meeting agendas and other related corporate matters. Additionally, the Lead Director serves as an advisor to the Chief Executive Officer and the Board of Directors with respect to the strategic direction and business goals of the Company, and acts as the primary liaison between the Company’s management and the Board of Directors. Upon his appointment as Lead Director, Mr. Dreyer received a fee of approximately $10,000 for the period from March 21, 2005 to the Annual Meeting, and also received additional fully vested options to purchase 50,000 shares of the Company’s common stock pursuant to the Company’s 2003 Stock Option and Incentive Plan at an exercise price of $7.74 per share. Upon reelection at the Annual Meeting as a director and upon his subsequent re-appointment by the Board as Lead Director, Mr. Dreyer will receive a payment of $50,000 representing the annual fee for his new term as Lead Director in addition to continuing to receive all director compensation customarily paid by the Company to its non-employee directors.
      Including and in addition to the option grants described herein, directors of the Company are generally eligible to be granted stock options or stock-based awards under the Company’s 2003 Stock Option and Incentive Plan (the “2003 Plan”). The Board or the Compensation Committee has discretion to determine the number of shares subject to each award, the exercise price and other terms and conditions thereof. The 2003 Plan provides for the grant of any or all of the following types of awards: (i) stock options, (ii) stock issuances and (iii) other equity interests in the Company. Awards may be granted singly, in contribution, or in tandem, as determined by the Board or the Compensation Committee.
      The following table sets forth the cash compensation earned and options to purchase Common Stock granted to all person who served in the capacity as a non-employee director of the Company in fiscal 2004:

Director	Compensation	Stock Options

John W. Dreyer	$18,000	7,500
Daniel S. Ebenstein	16,500	7,500
John B. Evans(1)	1,500	—
Dr. Lawrence Howard	24,500	7,500
Michael D. Moffitt	16,500	7,500
Barbara A. Pellow(2)	2,000	—
Steven N. Rappaport	22,000	7,500
Donald C. Waite, III	21,500	7,500

(1)	Mr. Evans died on March 26, 2004.

(2)	Ms. Pellow did not stand for re-election as a director in 2004.
      See also “Certain Relationships and Related Transactions.”
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
      During the fiscal year ended January 1, 2005, the Board of Directors held nine meetings. During the fiscal year ended January 1, 2005, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees on which they served. In fiscal year 2004, all of the directors attended the annual meeting of shareholders. Directors are encouraged to attend the annual meeting of shareholders but are not required to do so.
      The Company has a Nominating and Corporate Governance Committee of the Board, which is comprised of Messrs. Waite and Rappaport. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended January 1, 2005. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Company’s Web site at http://www.presstek.com.
      The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board and is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as age, understanding of and achievements in manufacturing, technology, finance and marketing, international experience and culture. These factors, and any other qualifications considered useful by the Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also reviews the functions of the Company’s senior executives and recommends any necessary changes.
      During the course of the year, the Nominating and Corporate Governance Committee made several recommendations to the Board related to corporate governance. First, the Nominating and Corporate Governance Committee recommended that the Board institute a mandatory retirement age (with exceptions) for Board members. Under the proposal, any Board member who reaches the age of 72 will be asked to retire from the Board, though this requirement may be specifically waived for a particular member by a vote of the Board. Second, the Nominating and Corporate Governance Committee recommended that the Board institute a policy that will accomplish “rotating chairpersons” of the Board’s committees. Under the proposal, the number of consecutive years that a Board member can chair a given committee will be limited to three. The Board approved each of these proposals.
      Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. In fiscal year 2004, Presstek did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Corporate Governance Committee will consider candidates proposed by stockholders, and has from time to time received unsolicited candidate proposals from stockholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to the Company’s Secretary, Moosa E. Moosa, via e-mail at corporatecounsel@presstek.com, by fax to (603) 595-2602 or by mail to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire 03051.
      The Company has a Compensation Committee of the Board, which is currently comprised of Mr. Dreyer and Dr. Howard. The Compensation Committee held six meetings during the fiscal year ended January 1, 2005. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Web site at http://www.presstek.com.
      The Compensation Committee sets the compensation of the executive officers of the Company and makes recommendations to the Board regarding the compensation of the members of the Board of Directors. Each of the actions of the Compensation Committee taken in fiscal year 2004 was ratified by the Board.
      During fiscal 2004, among other things, the Compensation Committee structured the terms of employment and compensation for Edward Marino, Moosa E. Moosa, Susan McLaughlin and Michael McCarthy, as contained in each of their respective employment agreements and recommended such arrangements to the Board for its approval. See “Employment Agreements.” In March 2005, the Compensation Committee made several recommendations to the Board regarding the compensation paid to directors as described above and recommended the establishment of a nonqualified deferred compensation plan for certain employees of the Company. With regard to such plan, the Compensation Committee recommended permitting the President and Chief Executive Officer to participate in the plan, with a match in 2005 of $75,000. The Board has approved all of the Compensation Committee’s proposals described above.
      The Company has an Audit Committee of the Board established in accordance with section 3(a)(58)(A) of the Securities Act of 1934, as amended, which Committee supervises the audit and financial procedures of the Company and is directly responsible for the appointment, compensation, retention and oversight of the outside auditors. The Audit Committee is currently comprised of Dr. Howard and Messrs. Rappaport and Waite. The Audit Committee held ten meetings during the fiscal year ended January 1, 2005. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Web site at http://www.presstek.com. Specifically, the Audit Committee, among other things, (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, (ii) selects and evaluates the performance of the Company’s independent registered public accounting firm, (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the

Company, and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company’s compliance with legal and regulatory requirements.
BOARD OF DIRECTORS AND COMMITTEE INDEPENDENCE
      The Board has determined that each of the following directors is an “independent director” as such term is defined in Nasdaq Marketplace Rule 4200(a)(15): Messrs. Dreyer, Ebenstein, Rappaport and Waite and Dr. Howard. The Board of Directors has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by Nasdaq, the Securities and Exchange Commission (“SEC”) and/or the Internal Revenue Service. The Board of Directors has further determined that Mr. Rappaport is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.
COMMUNICATIONS WITH THE BOARD
      The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Web site at http://www.presstek.com.
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
      The Company has a Compensation Committee of the Board, which is currently comprised of Mr. Dreyer and Dr. Howard. During the fiscal year ended January 1, 2005, none of the executive officers of the Company has served on the board of directors or the compensation committee of any other entity, any of which entity’s officers has served on the Compensation Committee or Board of the Company.
      Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein, and shares in the profits of that firm. During the fiscal year ended January 1, 2005, the Company made payments to the law firm of Amster, Rothstein & Ebenstein for legal fees and expenses.
EXECUTIVE OFFICERS AND KEY EMPLOYEES
      Executive officers serve at the discretion of the Board and until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers and key employees of the Company are:

Name	Age	Position(s)

Edward J. Marino*	54	President, Chief Executive Officer, Director
Moosa E. Moosa*	47	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Susan A. McLaughlin*	52	Senior Vice President, President ABDick, North America
Michael McCarthy*	50	Senior Vice President, Operations
Mark McElhinney	38	President, Lasertel, Inc.
Quen Baum	50	Managing Director, Presstek-Europe
Peter A. Bouchard	40	General Manager, On-Press Business Unit
Eugene L. Langlais	60	Vice President, Media Research & Development

*	Current executive officers of the Company.
      Information for Mr. Marino can be found under “Election of Directors.”

      Moosa E. Moosa has been Executive Vice President-Chief Financial Officer of the Company since February 2005. He was previously Vice President-Finance and Chief Financial Officer since March 2002. He was appointed Treasurer and Secretary of the Company in June 2002. From October 2000 to June 2001, Mr. Moosa was Executive Vice President, Chief Financial Officer and Treasurer at Rebar, LLC, a group of technology-based companies. From July 1996 to September 2000, Mr. Moosa served as Vice President-Finance, Treasurer and Chief Financial Officer, as well as Vice President Mergers and Acquisitions and Investor Relations, at Chemfab Corporation, a NYSE multinational manufacturer of PTFE composites, engineered products and materials systems for specialized applications. From July 1992 to July 1996, Mr. Moosa served as Vice President-Finance and Chief Financial Officer at Freudenberg Nonwovens LP, a limited partnership that is engaged in the manufacture of nonwovens. Prior to July 1992, Mr. Moosa was employed by KPMG in their offices in Boston, Massachusetts, Johannesburg, South Africa and Durban, South Africa.
      Susan A. McLaughlin was appointed Senior Vice President and President of ABDick, North America in January 2005. As such, Ms. McLaughlin is responsible for the overall operations of ABDick in Niles, Illinois. Ms. McLaughlin’s extensive operational and financial experience includes ten years at Eastman Kodak Company where she held a number of key executive positions, including Vice President and Chief Operating Officer of Eastman Kodak Company’s $2.5 billion Professional Division, where she managed the worldwide operations (including sales, manufacturing, logistics and service) of Kodak’s second-largest business, as well as President, Kodak Imaging Services, General Manager, U.S. Operations, and President, Eastman Savings and Loan. She also served as Executive Vice President and Chief Operating Officer of AGL Resources, a $1.2 billion publicly held company and the parent company of Atlanta Gas Light Company, as well as President of Consumer Services, a $7 billion division of BellSouth Telecommunications, Inc.
      Michael McCarthy was appointed Senior Vice President, Operations in January 2005. As such, he is responsible for the company’s off-press business unit as well as manufacturing, research and engineering for both Presstek and Precision Lithograining. Mr. McCarthy joined Presstek in July 2004 as Vice President of Business Integration. Prior to joining Presstek, McCarthy served as General Manager/ Chief Operating Officer of Corporate Software Inc., a $1.2 billion software distribution and asset management company, where he held full P&L and operational responsibility for the $850 million North America and Asia Pacific Region. Mr. McCarthy also served as Senior Vice President, Operations and Information Technology while at Corporate Software. After the sale and successful integration of Corporate Software to Level 3 Communications, McCarthy joined the Level 3 Information Services Group where he built a business strategy and an infrastructure plan to launch a remote-access communication product to enterprise customers. McCarthy also held various management positions at Digital Equipment Corporation, a computer manufacturing company.
      Mark McElhinney was appointed President of Lasertel, Inc., the Company’s laser diode manufacturing facility in Tucson, Arizona in August 2004. As such, Mr. McElhinney oversees the manufacture of laser diodes and devices for the Company’s digital imaging systems, as well as semiconductor laser products for Lasertel’s external customers. In addition, he is responsible for the development and expansion of Lasertel’s external customer base. Mr. McElhinney joined Lasertel in January 2003, as Vice President of Engineering. He has over eighteen years experience in the laser industry and holds a Ph.D. in molecular beam epitaxy research from the University of Glasgow. Prior to joining Lasertel, Mr. McElhinney was the Director of Engineering at ADC in Vadnais Heights, Minnesota where he oversaw the development and manufacturing of high power laser products. Prior to that, McElhinney was a founder and technical director of Spectracom in White Bear Lake, Minnesota. Mr. McElhinney has also worked for Pirelli Cavi in Milan, Italy; Motorola in East Kilbride, Scotland; as well as IBM UK in Greenock, Scotland.
      Quen Baum is the Managing Director for Presstek-Europe. Prior to his employment with AB Dick UK, Mr. Baum worked 17 years with AM International (Multigraphics), where he served as Marketing Manager, National Sales Manager, Director of Sales and Marketing, and finally General Manager. Mr. Baum joined AB Dick UK as Sales & Marketing Director in 1995 and was promoted to General Manager and then Managing Director. He was appointed to the board of AB Dick UK in 2000.

      Peter A. Bouchard has been the General Manager of Presstek’s On-Press Business Unit since January 2003. As general manager, Mr. Bouchard has full responsibility for Presstek’s on-press business, and directs sales, marketing, new product development and new business development for Presstek’s on-press products. Mr. Bouchard also manages partner relationships for the Company with Heidelberger Druckmaschinen AG, Koenig & Bauer, AG and Ryobi Limited. Mr. Bouchard has been with the Company since 1997 and has held the positions of World-Wide Sales Manager and General Manager of Strategic Alliances. Prior to joining Presstek, Mr. Bouchard was employed as a product manager for thermal film products at Polaroid Graphics. Additionally, he spent two years in Germany managing the development and launch of a joint development project with Linotype-Hell.
      Eugene L. Langlais has been the Company’s Vice President, Research & Development since May 2002. From March 2000 until May 2002, he served as the Company’s Vice President Media Products R&D. He has also served as the Company’s Director of Technology. Mr. Langlais has over 35 years of experience in leading product development and manufacturing teams in the graphic arts industry. A surface chemist, Mr. Langlais has developed films, proofing systems, and plate products that have emphasized simple processing, operator safety, and environmental soundness. Mr. Langlais has led the teams that have developed the Company’s water-cleaned, chemistry-free Anthem plate, as well as the Company’s newest consumable product, the no-process Applause plate. Prior to joining the Company, Mr. Langlais led the R&D operations at Durolith, NAPP Systems, Sage Technology and Polaroid Graphics Imaging.
EXECUTIVE COMPENSATION
      The following table sets forth certain information with respect to the annual and long-term compensation paid by the Company for the last three (3) fiscal years to the Company’s Chief Executive Officer and our two most highly compensated executive officers whose total salary and bonus exceeded $100,000 (collectively, the “Named Executives”).
Summary Compensation Table

					Long-Term
					Compensation
		Annual			Awards
		Compensation(1)
Name and	Fiscal			Other Annual	Securities		All Other
Principal Position	Year	Salary($)	Bonus($)(2)	Compensation($)(3)	Underlying Options(4)		Compensation($)

Edward J. Marino	2004	$363,105	$105,000	$17,603	—		—
President and Chief	2003	348,504	52,500	17,252	—		—
Executive Officer	2002	241,751	52,500	12,987	502,500		$63,508	(5)
Moosa E. Moosa	2004	$208,648	$150,000	$17,282	—
Executive Vice President —	2003	197,937	45,000	17,230	60,000
Chief Financial Officer,	2002	160,271	40,000	13,483	115,000
Treasurer and Secretary
Diane L. Bourque	2004	$141,827	$32,500	$3,174	—
Vice President, Assistant	2003	119,484	10,760	2,789	5,100	(6)
Secretary and Controller	2002	116,497	—	2,471	21,000

(1)	Except as where otherwise specified, the compensation described in this table does not include medical or group life insurance or other benefits received by the Named Executives which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Executives which do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	This amount represents bonus compensation that was earned in connection with meeting certain Company objectives at the end of each fiscal year, but subsequently paid in the following year.

(3)	This amount includes: a 401(k) retirement plan contribution match by the Company for the Named Executives, life insurance policy premiums paid by the Company for the benefit of the Named Executives, and automobile allowances for Mr. Marino and Mr. Moosa.

(4)	The Company did not make any restricted stock awards, grant any stock appreciation rights, or make any long-term incentive payouts during fiscal years 2004, 2003 or 2002 to the Named Executives.

(5)	This amount represents payment of Mr. Marino’s relocation expenses.

(6)	In fiscal year 2003, Ms. Bourque was granted options to purchase 5,100 shares of the Company’s Common Stock as bonus compensation that was earned in connection with meeting certain Company objectives in the prior fiscal year.
EMPLOYMENT AGREEMENTS
      The Company has entered into employment agreements with Messrs. Marino and Moosa. Since April 2002, Mr. Marino has served as the Company’s President and Chief Executive Officer. Mr. Moosa served as the Company’s Vice President-Finance and Chief Financial Officer from March 2002 until February 2005, as well as Treasurer and Secretary of the Company since June 2002. In February 2005, Mr. Moosa was named Executive Vice President-Chief Financial Officer and continues to serve as the Company’s Treasurer and Secretary.
      The Company entered into an Employment Agreement with Mr. Marino dated February 2, 2005 (the “Marino Agreement”) to replace Mr. Marino’s previous Employment Agreement dated November 19, 2003. Under the terms of the Marino Agreement, in addition to other benefits, Mr. Marino’s annual salary was set at $450,000. Mr. Marino’s annual salary is to be reviewed no less than annually by the Board. Under the Marino Agreement, Mr. Marino may also receive an annual cash bonus of up to 30% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. The Marino Agreement is for an initial term of three years, which ends on the day preceding the third anniversary of the effective date of February 2, 2005. Beginning on the third anniversary of the effective date and on each annual anniversary thereafter, the Marino Agreement automatically renews for an additional one-year term, unless either party gives notice at least 180 days prior to such anniversary date that they do not concur with the automatic renewal or unless earlier terminated.
      In addition, on the effective date of the Marino Agreement, Mr. Marino was granted options to purchase fifty thousand (50,000) shares of common stock of the Company at a price per share equal to $8.39, which was the fair market value of the shares on February 2, 2005. Such options were immediately exercisable on February 2, 2005. Mr. Marino was also granted options to purchase fifty thousand (50,000) shares of common stock of the Company at a price per share equal to $8.39, such options to vest on June 30, 2005. Each of these grants are subject to the terms and conditions of the Company’s 2003 Stock Option and Incentive Plan.
      Subject to applicable eligibility requirements, Mr. Marino is entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. In addition, Mr. Marino is entitled to the use of a Company automobile or a car allowance.
      Should the Board choose to terminate Mr. Marino’s employment other than for “cause” (as defined in the Marino Agreement), then Mr. Marino is to receive severance payments equal to his then current salary for the remainder of the “term” (as defined in the Marino Agreement). Such severance payments, however, shall not be less than Mr. Marino’s then annual base salary for a period of one and a half years and shall not exceed Mr. Marino’s then annual base salary for a period of two years. If the Board does not concur within the automatic renewal of the term, then Mr. Marino is to receive an amount equal to one (1) full year of his then-effective annual salary. In both instances, Mr. Marino is also entitled to receive all then-existing retirement or employee benefits for the remainder of the term. If Mr. Marino’s employment is terminated other than for cause or voluntarily by him for “good reason” (as defined in the Marino Agreement and is in connection with or occurs within one and a half years following a “change of control” (as defined in the Marino Agreement), then Mr. Marino is to receive a one-time severance payment equal to three (3) times the average of his annual compensation payable by the Company to him over the five (5) most recent taxable years of his employment with the Company, less one dollar. The Marino Agreement, however, specifically prohibits Mr. Marino from receiving any payment that would be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the

Board. Should the Board terminate Mr. Marino’s employment for cause, Mr. Marino is not entitled to any further compensation.
      The Company entered into an Employment Agreement with Mr. Moosa dated February 2, 2005 (the “Moosa Agreement”) to replace Mr. Moosa’s previous Employment Agreement dated December 31, 2003. Under the terms of the Moosa Agreement, in addition to other benefits, Mr. Moosa’s annual salary was set at $250,000. Mr. Moosa’s annual salary is to be reviewed no less than annually by the Board. Under the Moosa Agreement, Mr. Moosa may also receive an annual cash bonus of up to 40% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. The Moosa Agreement is for an initial term of three years, which ends on the day preceding the third anniversary of the effective date of February 2, 2005. Beginning on the third anniversary of the effective date and on each annual anniversary thereafter, the Moosa Agreement automatically renews for an additional one-year term, unless either party gives notice at least 180 days prior to such anniversary date that they do not concur with the automatic renewal or unless earlier terminated.
      Pursuant to the Moosa Agreement, on February 2, 2005, Mr. Moosa was granted options to purchase twenty-five thousand (25,000) shares of common stock of the Company at a price per share equal to $8.39, which was the fair market value of the shares on February 2, 2005. Such options were immediately exercisable on February 2, 2005. In addition, on February 2, 2005, Mr. Moosa was also granted options to purchase twenty-five thousand (25,000) shares of common stock of the Company at a price per share equal to $8.39, such options to vest on June 30, 2005 (subject to the earlier vesting of the options, in their entirety, upon the execution by the Company of a definitive agreement relating to a change in control). Each of these grants are subject to the terms and conditions of the Company’s 2003 Stock Option and Incentive Plan.
      If Mr. Moosa’s employment is terminated by the Company other than for “cause” (as defined in the Moosa Agreement) or if the Board does not concur within the automatic renewal of the “term” (as defined in the Moosa Agreement), then Mr. Moosa is to receive an amount equal to one (1) full year of his then-effective annual salary. In both instances, Mr. Moosa is also entitled to receive all then-existing retirement or employee benefits for the remainder of the term. If Mr. Moosa’s employment is terminated involuntarily without cause or voluntarily by him for “good reason” (as defined in the Moosa Agreement) in connection with or within one and a half years following a “change of control” (as defined in the Moosa Agreement), then Mr. Moosa is to receive a one-time severance payment equal to three (3) times the average of his annual compensation payable by the Company to him over the five (5) most recent taxable years of his employment with the Company, less one dollar. The Moosa Agreement, however, specifically prohibits Mr. Moosa from receiving any payment that would be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board terminate Mr. Moosa’s employment for cause, Mr. Moosa is not entitled to any further compensation or other benefits.
      The Company entered into an Employment Agreement with Ms. McLaughlin dated January 24, 2005 (the “McLaughlin Agreement”). Under the terms of the McLaughlin Agreement, in addition to other benefits, Ms. McLaughlin’s annual salary was set at $250,000. Ms. McLaughlin’s annual salary is to be reviewed no less than annually by the Board. Under the McLaughlin Agreement, Ms. McLaughlin may also receive an annual cash bonus of up to 40% of her then-current base salary, based on her contribution to the accomplishment of key annual corporate objectives. The McLaughlin Agreement is for an initial term of three years, which ends on the day preceding the third anniversary of the start date of January 24, 2005. Beginning on the third anniversary of the start date and on each annual anniversary thereafter, the McLaughlin Agreement automatically renews for an additional one-year term, unless either party gives notice at least 90 days prior to such anniversary date that they do not concur with the automatic renewal or unless earlier terminated.
      Pursuant to the McLaughlin Agreement, on January 28, 2005, Ms. McLaughlin was granted to right to purchase fifteen thousand (15,000) shares of the Company’s restricted Common Stock for a purchase price of $.01 per share. The restrictions on these shares lapse as to five thousand (5,000) shares on each of the first, second and third anniversaries of the grant date. Ms. McLaughlin also was granted a stock option to purchase one hundred fifty-five thousand (155,000) shares of Common Stock of the Company at a per share price of $9.31, which was the fair market value of the shares on January 28, 2005. Fifty thousand (50,000) of such options are immediately exercisable on the date of grant while the remaining options vest as to thirty-five thousand (35,000) shares on each of the first, second, and third anniversaries of the date of grant. Subject to applicable eligibility requirements, Ms. McLaughlin is also entitled to participate in any plan or arrangement relating to employee benefits that may be adopted or offered by the Company from time to time. In addition, Ms. McLaughlin is entitled to the use of a Company automobile or a car allowance.
      If Ms. McLaughlin’s employment is terminated by the Company without “cause” (as defined in the McLaughlin Agreement) or if the Board does not concur within the automatic renewal of the “term” (as defined in the McLaughlin Agreement), then Ms. McLaughlin is to receive an amount equal to one (1) full year of her then-effective annual salary. In both instances, Ms. McLaughlin is also entitled to receive all then-existing retirement or employee benefits for the remainder of the term. If Ms. McLaughlin’s employment is terminated involuntarily without cause or voluntarily for “good reason” (as defined in the McLaughlin Agreement) in connection with or within one and a half years following a “change of control” (as defined in the McLaughlin Agreement), then Ms. McLaughlin is to receive a one-time severance payment equal to three (3) times the average of her annual compensation payable by the Company to her over the five (5) most recent taxable years of her employment with the Company, less one dollar. The McLaughlin Agreement, however, specifically prohibits Ms. McLaughlin from receiving any payment that would be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board terminate Ms. McLaughlin’s employment for cause, Ms. McLaughlin is not entitled to any further compensation or other benefits.
      The Company entered into an Employment Agreement with Mr. McCarthy dated February 2, 2005 (the “McCarthy Agreement”). Under the terms of the McCarthy Agreement, in addition to other benefits, Mr. McCarthy’s annual salary was set at $225,000. Mr. McCarthy’s annual salary is to be reviewed no less than annually by the Board. Under the McCarthy Agreement, Mr. McCarthy may also receive an annual cash bonus of up to 40% of his then-current base salary, based on his contribution to the accomplishment of key annual corporate objectives. The McCarthy Agreement is for an initial term of three years, which ends on the day preceding the third anniversary of the effective date. Beginning on the third anniversary of the effective date of February 11, 2005 and on each annual anniversary thereafter, the McCarthy Agreement automatically renews for an additional one-year term, unless either party gives notice at least 180 days prior to such anniversary date that they do not concur with the automatic renewal or unless earlier terminated.
      Pursuant to the McCarthy Agreement, on February 11, 2005, Mr. McCarthy was granted options to purchase fifty thousand (50,000) shares of common stock of the Company at a price per share equal to $8.02, which was the fair market value of the shares on February 11, 2005. Such options will fully vest on June 30, 2005. In addition, on February 11, 2005, Mr. McCarthy was also granted options to purchase fifty thousand (50,000) shares of common stock of the Company at a price per share equal to $8.02, 33% of such options to vest on each of June 30, 2006, June 30, 2007 and June 30, 2008. Each of these grants are subject to the terms and conditions of the Company’s 2003 Stock Option and Incentive Plan.
      Should the Board terminate Mr. McCarthy’s employment other than for “cause” (as defined in the McCarthy Agreement), then Mr. McCarthy is to receive severance payments equal to his then current salary for the remainder of the “term” (as defined in the McCarthy Agreement). Such severance payments, however, shall not be less than Mr. McCarthy’s then annual base salary for a period of one and a half years and shall not exceed Mr. McCarthy’s then annual base salary for a period of two years. If the Board does not concur within the automatic renewal of the term, then Mr. McCarthy is to receive an amount equal to one (1) full year of his then-effective annual salary. In both instances, Mr. McCarthy is also entitled to receive all then-existing retirement or employee benefits for the remainder of the term. If Mr. McCarthy’s employment is terminated other than for cause and is in connection with or within one and a half years following a “change of control” (as defined in the McCarthy Agreement), then Mr. McCarthy is to receive a one-time severance payment equal to three (3) times the average of his annual compensation payable by the Company to him over the five (5) most recent taxable years of his employment with the Company, less one dollar. The McCarthy Agreement, however, specifically prohibits Mr. McCarthy from receiving any payment that would be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or as determined by a nationally recognized accounting firm selected by the Board. Should the Board terminate Mr. McCarthy’s employment for cause, Mr. McCarthy is not entitled to any further compensation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Mr. Ebenstein, who has been a director of the Company since November 1999, is a partner of the law firm of Amster, Rothstein & Ebenstein (“Amster”) and shares in the profits of that firm. During the fiscal year ended January 1, 2005, the Company paid to Amster approximately $195,000 in legal fees and expenses, while representing the Company on various intellectual property matters, approximately $60,000 of which were reimbursements for disbursements made by Amster on the Company’s behalf to foreign counsel for various intellectual property matters.
      See also “Employment Agreements” above.
OPTIONS AND STOCK PLANS
      The following table provides information with respect to individual stock options granted during the fiscal year ended January 1, 2005 to the Named Executives:
Option Grants in Last Fiscal Year
      The Company did not make any stock option grants to the Named Executives during the fiscal year ended January 1, 2005.
      The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of January 1, 2005 and the options exercised by the Named Executives during the fiscal year ended January 1, 2005.
Aggregated Option Exercises for Fiscal Year-Ended January 1, 2005
and Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			at January 1, 2005		at January 1, 2005(2)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward J. Marino	5,000	$36,555	390,000	125,000	$1,700,188	$556,250
Moosa E. Moosa	—	—	78,750	96,250	266,288	284,763
Diane L. Bourque	14,000	98,410	38,800	10,500	69,142	41,115

(1)	Value realized represents the positive spread between the exercise price of such options and the market value of the Company’s Common Stock on date of exercise, multiplied by the number of shares underlying the options exercised.

(2)	Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fair market value of the Common Stock on December 31, 2004, the last trading day prior to the fiscal year end of January 1, 2005 ($9.68 per share as quoted on the Nasdaq National Market) multiplied by the number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of January 1, 2005, with respect to shares of the Company’s Common Stock authorized for issuance under the Company’s existing equity compensation plans, including the Company’s 1988 Stock Option Plan (the “1988 Plan”), 1991 Stock Option Plan (the “1991 Plan”), 1994 Stock Option Plan (the “1994 Plan”), 1997 Interim Stock Option Plan (the “1997 Plan”), 1998 Stock Option Plan (the “1998 Plan”), 2003 Stock Option and Incentive Plan of Presstek, Inc. (the “2003 Plan”), Non-Employee Director Stock Option Plan (the “Director Plan”) and 2002 Employee Stock Purchase Plan (the “ESPP”). Except for the 1997 Plan, each of the foregoing equity compensation plans have been approved by the stockholders of the Company.

					Number of securities
	Number of securities		Weighted-average		remaining available for
	to be issued upon		exercise price of		future issuance under
	exercise of		outstanding		equity compensation plans
	outstanding options,		options, warrants		(excluding securities
	warrants and rights		and rights		reflected in column (a))
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders(1)	2,646,351	(3)	$8.5125	(3)	4,129,321	(4)
Equity compensation plans not approved by security holders(2)	106,875		$9.9775		—	(5)
Total	2,753,266		$8.5694		4,129,321

(1)	Consists of the 1988 Plan, 1991 Plan, 1994 Plan, 1998 Plan, 2003 Plan, Director Plan and ESPP.

(2)	Consists of the 1997 Plan which expired on September 22, 2002. A copy of the 1997 Plan was filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 27, 1997 filed with the Securities and Exchange Commission on November 7, 1997. A summary of the 1997 Plan is provided below.

(3)	Excludes purchase rights accruing under the ESPP.

(4)	Includes shares available for future issuance under the 1998 Plan, 2003 Plan and Director Plan. Does not include any shares under the 1988 Plan, the 1991 Plan, and the 1994 Plan as these plans expired on August 21, 1998, August 18, 2001, and April 8, 2004, respectively. Also includes shares available for future issuance under the ESPP. As of January 1, 2005, an aggregate of 862,146 shares of Common Stock were available for issuance pursuant to the ESPP. Under the ESPP, each eligible employee may purchase up to 750 shares of Common Stock each quarterly purchase period at a purchase price per share equal to 85% of the lower of the fair market value (as defined in the ESPP) of Common Stock on the first or last trading day of a purchase period. The first purchase date under the ESPP was December 21, 2002.

(5)	The Company’s ability to make additional option grants under the 1997 Plan terminated on September 22, 2002.
Description of 1997 Interim Stock Option Plan
      The 1997 Plan was adopted for the purpose of granting non-statutory options to any person that the Board believed had contributed, or who would contribute, to the success of the Company or its subsidiaries, including officers, employees, independent agents, consultants and attorneys. A total of 250,000 shares of Common Stock were reserved for issuance under the 1997 Plan. The Company’s ability to make additional option grants under the 1997 Plan terminated on September 22, 2002; however, the Plan continues to govern all options granted and outstanding under the 1997 Plan. The options granted and outstanding under the 1997 Plan are currently administered by the Compensation Committee.
      Pursuant to the terms of the plan, the price per share relating to each option granted under the 1997 Plan was to be established at the time of grant by the Board (or a committee thereof appointed to administer the plan); provided that the exercise price was not to be less than 100% of the fair market value per share of Common Stock on the date of grant. The 1997 Plan allows that payment upon the exercise of options may be made by one or any combination of the following: (i) by cash, which may be paid by check or other instrument acceptable to the Company; (ii) by payment in share of Common Stock which are already owned by the optionee, valued at the fair market value thereof on the date of exercise; or (iii) by delivery to the Company by the optionee of an executed exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares sold or margined and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.
      The maximum number of shares with respect to which options could be granted to any officer or director under the 1997 Plan was not to exceed the lesser of: (i) 1% of the number of outstanding shares of Common Stock on the date of grant, (ii) 1% of the total voting power of the Company’s outstanding voting securities on the date of grant, or (iii) 25,000 shares. The 1997 Plan provides for adjustment of any outstanding options to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.
      The vesting of options granted under the 1997 Plan was to be determined by the Board. The 1997 Plan also grants the Board discretion to make options immediately exercisable upon: (i) the first purchase of shares of Common Stock pursuant to a tender offer (other than an offer by the Company) for the Common Stock of the Company; (ii) the approval of the Company’s stockholders of an agreement for a merger or consolidation, or a sale, exchange or other disposition of all or substantially all of the Company’s assets; (iii) with respect to an employee, his or her 65th birthday, or (iv) with respect to an employee, his or her involuntary termination from employment with the Company. Except as otherwise provided by the Board, options granted under the 1997 Plan may only be transferred by will or by the laws of descent and distribution. The 1997 Plan also provides that any option granted thereunder may include a provision to the effect that the optionee may, at any time at which the fair market value of the option is in excess of the exercise price, request that the Company purchase from the optionee all or any portion of the shares as shall be then exercisable under the option at a price equal to the difference between the exercise price of such shares and the fair market value thereof on the date of repurchase; provided, however, that the Company shall have no obligation to make any purchase pursuant to such a request.
      If an employee ceases to be employed by the Company (other than for cause or by death or disability), no further installments of the options granted to such employee under the 1997 Plan shall become exercisable, and such options shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. If an employee is terminated for cause or voluntarily leaves the employee of the Company without the Company’s consent, options granted to such employee under the 1997 Plan shall automatically terminate and will no longer be exercisable. Upon termination of employment by reason of death, options granted to such employee under the 1997 Plan may be exercised, to the extent exercisable on the date of death, by a legatee or legatees of the employee under the employee’s last will, or by the employee’s personal representative or distributees, at any time within one year after the date of the employee’s death. In the event employment is terminated by reason of disability, options granted to such employee under the 1997 Plan shall, to the extent exercisable on the date of termination, remain exercisable for a period of 30 days following the date of termination. Notwithstanding any of the foregoing, no option granted under the 1997 Plan shall remain exercisable beyond the specified termination date of such option.
REPORT ON EXECUTIVE COMPENSATION
      The Board has a Compensation Committee currently comprised of Mr. Dreyer as Chair and Dr. Howard. Compensation decisions for executive officers of the Company, including the Named Executives, for the fiscal year ended January 1, 2005 were determined by the Compensation Committee, subject to the terms of applicable employment agreements. In fiscal 2004, there was no formal compensation policy for the Company’s executive officers and compensation determinations for the executive officers are not necessarily based on specific criteria.
      Since July 2003, the 1991 Plan, 1994 Plan, 1997 Plan, 1998 Plan, 2003 Plan and ESPP have been administered by the Compensation Committee. From June 2002 until July 2003, the 1991 Plan, 1994 Plan,

1997 Plan, 1998 Plan and ESPP were administered by the Compensation and Stock Plan Committee, which was comprised of Dr. Howard and Mr. Dreyer. Prior to June 2002, the Company’s stock option plans were administered by various stock option committees and the ESPP was administered by the ESPP Committee. The Compensation Committee continues to administer the outstanding options granted under the 1991 Plan, which expired on August 18, 2001, and the 1997 Plan, which expired on September 22, 2002. See also “Board of Directors’ Meetings and Committees.”
      Total compensation for executive officers consists of a combination of salaries, bonuses and stock option or other stock-based awards. The base salary of Edward J. Marino, the Company’s President and Chief Executive Officer and Moosa E. Moosa, the Company’s Executive Vice President and Chief Financial Officer, were fixed pursuant to the terms of their respective employment agreements with the Company. The base salary of Diane Bourque was based on the Company’s financial performance and her individual performance and level of responsibility. Bonus compensation paid to the Named Executives in fiscal 2004 was based upon the Company’s financial performance and the availability of resources, as well as the executive officer’s individual performance and level of responsibility. Stock awards under the Company’s stock option plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company’s Common Stock.
      In fiscal 2004, there were no option grants to the Company’s Named Executives.
      In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Currently, the Compensation Committee has structured its compensation policies without regard to the deduction limitations imposed by Section 162(m) of the Code.
Submitted by the:
Compensation Committee (for fiscal 2004)
John W. Dreyer, Chair
Dr. Lawrence Howard

STOCK PERFORMANCE GRAPH
      The Stock Performance Graph set forth below compares the cumulative total return on the Company’s Common Stock from January 1, 2000 through January 1, 2005, with the cumulative total return for the Nasdaq Stock Market Index and the SIC Code Printing Trades Machinery and Equipment Index. The comparison assumes that $100 was invested on January 1, 2000 in the Company’s Common Stock, the Nasdaq Stock Market Index and the stock of the SIC Code Printing Trades Machinery and Equipment Index and assumes the reinvestment of all dividends, if any.
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PRESSTEK, INC.,
NASDAQ STOCK MARKET INDEX AND SIC CODE PRINTING TRADES MACHINERY
AND EQUIPMENT INDEX

	Dec. 31, 1999	Dec. 29, 2000	Dec. 28, 2001	Dec. 27, 2002	Jan. 2, 2004	Dec. 31, 2004

Presstek, Inc.	$100.0	$75.7	$68.5	$36.4	$52.5	$69.8
SIC Code Index	$100.0	$54.9	$37.5	$20.6	$28.8	$38.6
Nasdaq Market Index	$100.0	$60.3	$48.8	$33.4	$49.5	$53.8

VOTING SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date (unless otherwise indicated) by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) our directors and nominees for director, and (v) all current executive officers and directors as a group. Except as otherwise set forth below, the business address of each individual is that of the Company.

			Percentage of
	Shares		Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned(1)(2)		Owned(1)

Dr. Lawrence Howard	1,873,203	(3)	5.35%
c/o Hudson Ventures L.P. 120 East End Avenue New York, NY 10028
Peter Kellogg	5,827,531	(4)	16.63%
c/o Spear Leeds & Kellogg 120 Broadway New York, NY 10271
Edward J. Marino	586,310	(5)	1.67%
Moosa E. Moosa	168,849	(6)	*
Diane L. Bourque	45,950	(7)	*
John W. Dreyer	145,000	(8)	*
Daniel S. Ebenstein	35,500	(9)	*
Michael D. Moffitt	62,340	(10)	*
Steven N. Rappaport	50,000	(11)	*
Donald C. Waite, III	52,500	(12)	*
All current executive officers and directors as a group (10 persons)	3,038,702	(13)	8.67%

*	Less than 1%.

(1)	Applicable percentage of ownership as of the Record Date is based upon 35,029,310 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”), and includes voting and investment power with respect to shares. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are referred to as “exercisable stock options.” Exercisable stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Except as otherwise set forth herein, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3)	As of December 31, 2004 and based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2005. Includes 35,000 shares owned by Dr. Howard’s wife, 8,250 shares owned by Dr. Howard’s wife as custodian for Dr. Howard’s children and 5,000 shares owned by Dr. Howard’s daughter. Dr. Howard has shared voting and investment power over such shares. Dr. Howard has a 23% interest in a limited liability company that is the record owner of 110,503 shares of the Company’s common stock, and Dr. Howard’s daughter has the remaining 77% interest in such limited liability company. Dr. Howard and Dr. Howard’s wife are Managing Members of this limited liability company and have shared power to vote or direct the vote of and to dispose or direct the disposal of such shares. Dr. Howard is also the owner of 20% of the Member Interests of another limited liability company that is the record owner of 182,195 shares of Common Stock. Dr. Howard’s daughter and son own the other 80% of the Member Interests of the limited liability company. Dr. Howard and Dr. Howard’s wife are the Managing Members of the limited liability company. Dr. Howard may be deemed to exert shared voting and investment power over such securities. Dr. Howard has sole power to vote or direct the vote of, dispose of or direct the disposal of 1,532,255 shares of Common Stock, of which 27,500 are issuable pursuant to exercisable stock options.

(4)	As of February 23, 2005 and based on a Form 4 filed with the Securities and Exchange Commission on February 28, 2005. Mr. Kellogg has sole power to vote or direct the vote of, dispose of or direct the disposal of 5,696,331 of such shares of which Mr. Kellogg disclaims beneficial ownership and has shared power to vote or direct the vote of, and to dispose of or direct the disposal of 131,200 of such shares.

(5)	Includes options to purchase 562,500 shares of Common Stock issuable pursuant to exercisable stock options.

(6)	Includes options to purchase 132,500 shares of Common Stock issuable pursuant to exercisable stock options.

(7)	Includes options to purchase 44,050 shares of Common Stock issuable pursuant to exercisable stock options.

(8)	Includes options to purchase 135,000 shares of Common Stock issuable pursuant to exercisable stock options.

(9)	Includes options to purchase 32,500 shares of Common Stock issuable pursuant to exercisable stock options. Also includes 3,000 shares held of record by Mr. Ebenstein’s child with respect to which Mr. Ebenstein disclaims any beneficial interest.

(10)	Includes options to purchase 45,000 shares of Common Stock issuable pursuant to exercisable stock options.

(11)	Includes options to purchase 25,000 shares of Common Stock issuable pursuant to exercisable stock options.

(12)	Includes options to purchase 27,500 shares of Common Stock issuable pursuant to exercisable stock options.

(13)	Includes options to purchase 1,037,500 shares of Common Stock issuable pursuant to exercisable stock options.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities Exchange Commission. Such Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file. Based solely on its review of the copies of such filings received by it and based upon written representations from the Reporting Persons, the Company believes that during the fiscal year ended January 1, 2005, all Reporting Persons timely filed all Section 16(a) reports required to be filed by them, except that two Forms 4 were filed late on behalf of Mr. Kellogg covering purchase transactions.
AUDIT COMMITTEE REPORT
      The Audit Committee was comprised of Dr. Howard as Chair and Messrs. Waite and Rappaport. None of the members of the Audit Committee is an officer or employee of the Company, and each is an “independent director” of the Company (as defined in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. as currently in effect). The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached to the Company’s proxy statement filed for fiscal 2003 as Appendix A. Specifically, the Audit Committee, among other things, (i) reviews and discusses with management and the independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls of the Company, (ii) selects and evaluates the performance of the Company’s independent registered public accounting firm, (iii) reviews and discusses with management and the independent registered public accounting firm the results of the year-end audit of the Company, and (iv) reviews and discusses with management and the independent registered public accounting firm the accounting policies of the Company and the Company’s compliance with legal and regulatory requirements.
      The Audit Committee has reviewed the audited balance sheets of the Company as of January 1, 2005 and January 3, 2004 and the related statements of operations, stockholders’ equity and cash flows for the fiscal years ended January 1, 2005, January 3, 2004, and December 28, 2002, and the related notes thereto, and has discussed them with both management and BDO Seidman, LLP, the Company’s independent registered public accounting firm. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (SAS 61 — Communication with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with BDO Seidman, LLP that firm’s independence.
      Based on its review of the audited financial statements and the aforementioned discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005.
      As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company’s independent registered public accounting firm and management. In giving our recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.
Submitted by the:
Audit Committee (for fiscal 2004)
Dr. Lawrence Howard, Chair
Steven N. Rappaport
Donald C. Waite, III
PROPOSAL 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended January 1, 2005. BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since 1996. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The ratification of this selection is not required under the laws of the State of Delaware, the Company’s state of incorporation, but the results of this vote will be considered by the Board in selecting an independent registered public accounting firm for future fiscal years.
      Set forth below are the fees paid by the Company to BDO Seideman, LLP for the fiscal periods indicated.
      Audit Fees. The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the fiscal years ended January 1, 2005, and January 3, 2004, for (a) the audit of Presstek’s annual financial statements for each such fiscal year, and (b) the review of the financial statements included in Presstek’s Forms 10-Q for each such fiscal year, amounted to $890,000 and $349,654, respectively. The increase in audit fees from 2003 to 2004 is primarily attributable to (i) fees of $240,000 incurred in complying with the requirements of the Sarbanes Oxley Act and (ii) fees of $350,000 incurred in connection with the audit of the Company’s subsidiary, AB Dick, following the Company’s acquisition of The A.B. Dick Company business.
      Audit-Related Fees. There were no fees billed to the Company for audit-related services rendered by BDO Seidman, LLP for the fiscal years ended January 1, 2005 and January 3, 2004.
      Tax Fees. There were no fees billed to the Company for tax-related services rendered by BDO Seidman, LLP for the fiscal years ended January 1, 2005 and January 3, 2004.
      All Other Fees. There were no other fees billed to the Company by BDO Seidman, LLP, other than those discussed above, for the fiscal years ended January 1, 2005 and January 3, 2004.
      The Audit Committee of the Board of Directors has determined that the provision of the services related to All Other Fees as set out above is compatible with maintaining BDO Seidman, LLP’s independence.
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
      THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.
DEADLINE FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
      Stockholders who wish to present proposals appropriate for consideration at the Company’s Annual Meeting of Stockholders to be held in the year 2006 must (i) submit the proposal in proper form to the Company no later than January 3, 2006 and (ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company’s Certificate of Incorporation and Bylaws for stockholder proposals in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.
      After the January 5, 2006 deadline, a stockholder may present a proposal at the Company’s 2006 Annual Meeting if it is submitted to the Company’s Secretary at the address set forth below between March 23, 2006 and April 22, 2006 (assuming that the 2006 Annual Meeting is held on June 6, 2006). If timely submitted, the stockholder may present the proposal at the 2006 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.
      In addition, the Company’s Certificate of Incorporation and Bylaws require a stockholder who wishes to propose director nominations at an annual meeting to give advance written notice to the Company’s Secretary at the address below between March 23, 2006 and April 22, 2006 (assuming that the 2006 Annual Meeting is held on June 6, 2006).
      Any such stockholder proposal or director nomination should be submitted to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: Secretary.
OTHER MATTERS
      The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be properly brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

      The Company’s Annual Report to Stockholders, containing audited consolidated financial statements for the fiscal year ended January 1, 2005, is being mailed contemporaneously with this proxy statement and form of proxy to all stockholders entitled to notice of, and to vote at, the Annual Meeting.
      Copies of the Company’s Annual Report on Form 10-K will be provided, without charge, upon written request to Presstek, Inc., 55 Executive Drive, Hudson, New Hampshire, 03051, Attention: Jane Miller.
INCORPORATION BY REFERENCE
      To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Report on Executive Compensation,” “Audit Committee Report” and “Stock Performance Graph” and the disclosures concerning the “independence” of the members of its Board of Directors shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.
EXPENSES AND SOLICITATION
      All costs of soliciting proxies will be borne by the Company. The Company may request its officers and regular employees to solicit stockholders in person, by mail, e-mail, telephone, telegraph and through the use of other forms of electronic communication. In addition, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company’s officers and regular employees may also be made of some stockholders in person or by mail, e-mail, telephone, telegraph or through the use of other forms of electronic communication following the original solicitation. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses if such proxy solicitation firm is retained.

(Front of Proxy Card)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PRESSTEK, INC.

     The undersigned appoints Moosa E. Moosa and James F. Scafide, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Presstek, Inc. held of record by the undersigned at the close of business on April 18, 2005 at the 2005 Annual Meeting of Shareholders of Presstek, Inc. to be held on June 7, 2005 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

(Reverse of Proxy Card)

VOTE BY TELEPHONE OR INTERNET QUICK *** EASY *** IMMEDIATE

PRESSTEK, INC.

Voting by telephone or Internet is quick, easy and immediate. As a Presstek, Inc. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 8:00 p.m., Eastern Time, on June 6, 2005.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (800) 293-8533
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼	Please mark your vote	☒
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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS		WITHHOLD
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ☐	AUTHORITY ☐

Edward J. Marino	John W. Dreyer	Daniel S. Ebenstein
Dr. Lawrence Howard	Michael D. Moffitt	Steven N. Rappaport
Donald C. Waite, III

2.	PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date